Exhibit 10.1

TABLE OF CONTENTS

Deferred Prosecution Agreement
Statement of Facts
Information

Case 8:09-cr-00203-JDW-EAJ Document 4 Filed 05/05/2009 Page 1 of 17

FILED

2009 MAY -5 AM 9:56

CLERK, US DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA, FLORIDA

UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

UNITED STATES OF AMERICA

v. CASE NO. 8:09-cr- 00203-T-27EAJ

WELLCARE HEALTH PLANS, INC.

DEFERRED PROSECUTION AGREEMENT BETWEEN THE UNITED STATES ATTORNEY'S OFFICE FOR THE MIDDLE DISTRICT OF FLORIDA, THE FLORIDA ATTORNEY GENERAL'S OFFICE, AND WELLCARE HEALTH PLANS, INC., AND ITS AFFILIATES AND SUBSIDIARIES

1. Parties and Effective Date: WellCare Health Plans, Inc., and its affiliates and subsidiaries, including but not limited to, Harmony Behavioral Health, Inc., Healthease of Florida, Inc., WellCare of Florida, Inc., Well Care HMO, Inc., Comprehensive Reinsurance, Ltd., and Comprehensive Health Management, Inc. (hereinafter, collectively identified as "WellCare"), the United States Attorney's Office for the Middle District of Florida ("USAO"), and the Florida Attorney General's Office (hereinafter, collectively identified as the "Offices"), are parties to this Deferred Prosecution Agreement ("DPA" or "Agreement"). The Effective Date of this Agreement shall be Tuesday, May 5, 2009.

2. Resolution: The Offices have agreed to permit WellCare to enter into this Agreement with the Offices in lieu of the Offices' pursuit of a criminal conviction of WellCare. In reaching this decision, the Offices have carefully weighed and considered WellCare's remedial actions to date, including its willingness to (a) undertake additional remediation as necessary; (b) accept and acknowledge responsibility for certain past conduct giving rise to this Agreement; (c) continue its cooperation with the Offices and other governmental agencies; and (d) demonstrate its good faith and commitment to full compliance with all federal and state health care laws. The Offices have also considered the potential impact upon current Florida health care program recipients,[1] and the possible adverse consequences to innocent WellCare employees and other WellCare stakeholders that could result from a conviction of WellCare.

3. Duration: The duration of this DPA shall be thirty-six months from the Effective Date of this Agreement. However, after a period of eighteen months, the USAO may agree to reduce the duration of this Agreement to a term of twenty-four months upon consideration of (a) WellCare's continued remedial actions; (b) WellCare's compliance with all federal and state health care laws and regulations; (c) the written Monitor's

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[1] Within this Agreement, the terms "recipient" and "beneficiary" are used interchangeably and are deemed to have the same meaning.

Reports described below in paragraph 14 of this Agreement; and (d) WellCare's satisfaction of all obligations under this Agreement. 4.  Charging Document: On the Effective Date of this DPA, an Information will be publicly filed by the USAO in the United States District Court for the Middle District of Florida, Tampa Division, charging WellCare with conspiracy to commit health care fraud against the Florida Medicaid program in WellCare's reporting of expenditures under its 80/20 community behavioral health contracts, and against the Florida Healthy Kids Corporation program under certain Florida Healthy Kids Corporation contracts, in violation of 18 U.S.C. § 1349. Said Information will be filed together with a legally executed Waiver of Indictment. 5.  Statement of Facts: WeIlCare agrees that a Statement of Facts, attached hereto as "Exhibit A," and this DPA will also be publicly filed by the USAO along with the Information and the Waiver of Indictment in the United States District Court for the Middle District of Florida, Tampa Division. WellCare acknowledges that it has read and understands the assertions contained within the Statement of Facts. WellCare further acknowledges that it has carefully considered all of the assertions contained within the Statement of Facts against facts gathered by the Special Committee of WellCare's Board of Directors during its own independent, internal investigation into the conduct at issue giving rise to this Agreement. 6.  Financial Component: WellCare received approximately $40 million in proceeds to which WellCare was not entitled as a result of its conduct under certain Florida Medicaid and Florida Healthy Kids Corporation program contracts. WellCare therefore agrees to pay to the USAO a total of $80 million plus accrued interest, the sum of which represents $40 million in restitution and $40 million in civil forfeiture. The $40 million civil forfeiture will divest WellCare of the proceeds of such conduct and will be based upon the conduct detailed in the Statement of Facts, which will be an exhibit to the civil forfeiture complaint to be filed pursuant to Title 18, United States Code, Section 981(a)(1)(C). WellCare further agrees to sign any additional documents necessary to complete the civil forfeiture, including but not limited to a consent to forfeiture. The parties further agree that the $80 million sum will be remitted to the USAO in three installment payments as follows: A. WellCare shall receive a credit against the $80 million sum of $35,200,000, which amount was remitted by WellCare to the USAO pursuant to an agreement executed on or about August 18, 2008, by the USAO, WellCare, and other parties. By entering into this Agreement, WellCare agrees to release any and all claims to any part of the $35,200,000 remitted to the USAO, including any interest earned thereon after August 18, 2008.

B. Within five business days of the Effective Date of this DPA, WellCare will make a payment of $25 million to the USAO, in accordance with wiring instructions to be provided to WellCare by the USAO. C. WellCare will make its best effort to pay the balance of the $80 million, or $19.8 million, as soon as possible. In any event, WellCare will pay the $19.8 million to the USAO no later than December 31, 2009, in accordance with wiring instructions to be provided to WellCare by the USAO. Further, WellCare agrees to pay to the USAO interest at a rate of .40% as of the Effective Date of this Agreement until full satisfaction of the $19.8 million. 7.  Deferral Recommendation: Within five business days of the Effective Date of this DPA, the USAO will recommend to the assigned United States District Court Judge that the prosecution of WellCare on the Information be deferred for the duration of this DPA. Except as otherwise provided for under this DPA, neither the Criminal Division of the USAO nor that component of the Florida Attorney General's Medicaid Fraud Control Unit responsible for investigating and prosecuting violations of Florida criminal law (hereafter referred to as "MFCU-Criminal Component"), will prosecute WellCare for any of the matters that have been the subject of the USAO's investigation, giving rise to this Agreement. 1 In the event that the Court declines to defer prosecution for any reason, all charges brought under the charging document will be dismissed without prejudice and this DPA will be null and void. However, any monies paid to the USAO by WellCare prior to the date the Court declines to defer prosecution will not be returned to WellCare and WeIlCare will make no claim upon such monies. 8.  Publication: Within five business days of the Effective Date of this DPA, WellCare will prominently post on its website the Information, this DPA, and the Statement of Facts, as referred to above in paragraphs 4 and 5 for the duration of this Agreement. WellCare agrees that it will not, through its attorneys, agents, officers, directors, trustees, employees, or any other person or vehicle, directly or indirectly, make any: (a) public statements, (b) filings, or (c) argument in any criminal or civil proceeding brought by the United States and/or either of the Offices, contradicting or undermining any statement or assertion made in this Agreement or Statement of Facts. 1 The matters that have been the subject of the Offices' investigation are specifically identified in a letter between the Offices and WellCare, dated May 5, 2009.

9. Commitment to Compliance and Remedial Measures: WellCare commits itself to exemplary corporate citizenship, best practices of effective corporate governance, the highest principles of honesty and professionalism, the integrity of the operation of all federal and state health care programs including Medicare and Medicaid, the sanctity of the doctor-patient relationship, and a culture of openness, accountability, and compliance. Prior to execution of this DPA, WellCare will provide a status report to the USAO on all policies and procedures, and all remedial measures, adopted to date by WellCare. To advance and underscore WellCare's commitment, WellCare further agrees:

A. To fully cooperate with federal and state law enforcement agencies and federal and state health care regulatory agencies in matters arising from the Offices' continuing investigation of individuals responsible for the conduct giving rise to this Agreement. However, in accordance with Department of Justice (or "DOJ") policies, the Offices will not suggest or require that WellCare waive any of WellCare's legal privileges.

B. To continue to develop and operate an effective corporate compliance and governance program, including adequate internal controls to prevent recurrence of any of the improper and/or illegal activities at issue in the investigation giving rise to this Agreement.

C. To implement, within 60 days of the Effective Date of this DPA, updated policies and procedures designed to ensure complete and accurate reporting of all federal and state health care program information.

D. To evaluate and revise WellCare's internal bid procedures and processes to ensure fair and accurate submission of all data and information in responses to any government bids and/or any government requests for proposals.

10. Retention of Monitor: By the Effective Date of this DPA or later as allowed by the Offices, WellCare will retain, at its expense, an outside independent individual (the "Monitor") who will be selected by the USAO, consistent with DOJ guidelines, and after consultation with WellCare. In selecting the Monitor, the USAO will engage in a process designed to (a) select a highly qualified and respected person or entity based on suitability for the assignment and all of the circumstances; (b) avoid potential and actual conflicts of interests; and (c) otherwise instill public confidence. WellCare agrees that it will not employ or be affiliated with any selected Monitor for a period of not less than one year from the date the monitorship is terminated.

WellCare also agrees that if the Monitor resigns or is unable to serve the balance of his or her term, a successor Monitor shall be selected by the USAO, consistent with

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DOJ guidelines, and after consultation with WellCare. In selecting the Monitor, the USAO will engage in a process designed to (a) select a highly qualified and respected person or entity based on suitability for the assignment and all of the circumstances; (b) avoid potential and actual conflicts of interests; and (c) otherwise instill public confidence. WellCare agrees that it will not employ or be affiliated with any selected Monitor for a period of not less than one year from the date the monitorship is terminated. WellCare also agrees that if the Monitor resigns or is unable to serve the balance of his or her term, a successor Monitor shall be selected by the USAO, consistent with  DOJ guidelines, and after consultation with WellCare, within forty-five calendar days. WellCare agrees that all provisions in this Agreement that apply to the Monitor shall apply to any successor Monitor. 11.  Duration of the Monitorship: The duration of the monitorship shall be eighteen months from the Effective Date of this DPA. 12.  Notification by WellCare to Monitor: WellCare agrees to notify the Monitor and the USAO of any credible report or evidence of any wrongdoing by WellCare, its officers, employees and/or agents relating to compliance with any federal or state health care laws, regulations, and/or reporting requirements. At the request of the Monitor or the USAO, WellCare agrees to provide the Monitor and the USAO with all relevant non-privileged information concerning the allegations and report to the Monitor concerning any investigation it plans to conduct with respect to such evidence and any resulting disciplinary and/or remedial measures. Following completion by WellCare of its investigation, and in the event the Monitor reasonably concludes that the investigation was incomplete or otherwise deficient, the Monitor will identify to WellCare any deficiencies in its investigation and allow WellCare 30 days to cure. 13.  Role of Monitor: The Monitor shall have access to all non-privileged WellCare documents and information the Monitor determines are reasonably necessary to assist in the execution of his or her duties. The Monitor shall have the authority to meet with any officer, employee, or agent of WellCare. The Monitor will undertake to avoid the disruption of WellCare's ordinary business operations or the imposition of unnecessary costs or expenses to WeIlCare. The Monitor shall also, inter alia: A. Monitor and review WelICare's compliance with this DPA and all applicable federal and state health care laws, regulations, and programs. Within 30 days of retention, the Monitor shall meet with representatives of WellCare, the Offices, and the Securities and Exchange Commission ("SEC"), and thereafter develop a protocol to fully effectuate the Monitor's obligations herein. B. As requested by the Offices, fully cooperate with the Criminal and Civil Divisions of the Offices, 3 the United States Department of Justice Criminal and Civil Divisions, the FBI, the HHS-OIG, and the SEC, and, as requested by the USAO, provide information about WellCare's compliance with the terms of this DPA. 3 Specifically including the MFCU-Criminal Component.

C. Provide a total of three written reports to the USAO, that is one report every six months for the duration of the monitorship, as detailed more fully below in paragraph 14. D. Immediately report the following types of misconduct directly to the USAO and not to WellCare: (1) any misconduct that poses a significant risk to public health or safety; 4 (2) any misconduct that involves senior management of WellCare; (3) any misconduct that involves obstruction of justice; (4) any misconduct that involves a violation of any federal or state criminal statute, or otherwise involves criminal activity; or (5) any misconduct that otherwise poses a significant risk of harm to any person or to any federal or state entity or program. On the other hand, in instances where the allegations of misconduct are not credible or involve actions of individuals outside the scope of WellCare's business operations, the Monitor may decide, in the exercise of his or her discretion, that the allegations need not be reported directly to the USAO. E. Immediately review and evaluate policies and procedures relating to the topics described below, and make written recommendations as necessary to WellCare concerning: i The efficacy of policies and procedures relating to fairly, truthfully, and accurately accounting for and reporting of all revenues and/or expenditures and/or costs incurred in providing any services to federal and state health care program beneficiaries. ii. The efficacy of policies and procedures relating to true, accurate, and complete documentation of medical records pertinent to any health care services furnished by WellCare to federal and state health care program beneficiaries. iii. The efficacy of policies and procedures relating to the submission of true, accurate, and complete claims for payment to all federal and state health care programs, including the Medicare, Medicaid, and Florida Healthy Kids Corporation programs. iv. The efficacy of policies and procedures relating to the fair, truthful, and accurate preparation, certification, and submission of bids to all federal and state health care 4 The USAO will determine whether to also immediately report said misconduct to WellCare.

programs, including the Medicare, Medicaid, and the Florida Healthy Kids Corporation programs. v. The efficacy of training relating to the above topics, and on the obligation of each WellCare employee to ensure that, in dealing with all federal and state health care programs, any information provided to the health care programs is true, accurate, complete, and transparent. WellCare shall adopt all recommendations submitted to WellCare by the Monitor, unless WellCare objects to the recommendation. In that event, WellCare and the Monitor may present the issue to the USAO for its consideration and final decision, which is non-appealable. 14. Monitor's Reports: Every six months during the term of this DPA, the Monitor will prepare in writing a Monitor's Report to the senior management of WellCare and the Board of Directors, with a copy to the USAO. The first Monitor's Report to the USAO shall be due six months after the Effective Date of this Agreement. The Monitor's Report shall address the following: (a) WellCare's compliance with this Agreement and all applicable federal and state health care laws, regulations, and programs; (b) a summary of the Monitor's recommendations to WellCare during the reporting period concerning the topics identified in paragraph 13(E)(i-v) above, and WellCare's responses and/or performance in implementing the Monitor's recommendations; and (c) any other relevant information that the Monitor deems necessary to further the Monitor's obligations under this Agreement. The Monitor's Report to the USAO shall not be received or reviewed by WellCare prior to submission to the USAO. The Monitor's Report will be preliminary until WellCare is given the opportunity, within ten calendar days after the submission of the Monitor's Report to the USAO, to comment to the Monitor and the USAO in writing upon such Report, and the Monitor has reviewed and provided to the USAO a response to such comments, upon which such Report shall be considered final. WellCare agrees that the Monitor may disclose the Monitor's Report(s), as directed by the USAO, to any other federal and/or state law enforcement or regulatory agency in furtherance of an investigation of any other matters discovered by, or brought to the attention of, the USAO in connection with the USAO's continuing investigation or the implementation of this DPA. In such event, WellCare may identify any trade secret or proprietary information contained in any Monitor's Report, and request that the Monitor redact such information prior to disclosure. The Monitor shall fairly and in good faith consider WellCare's request to redact any information. However, the Monitor's decision, which is non-appealable, shall be based upon the Monitor's overarching obligations as set forth in this Agreement.

15. Additional Cooperation of WellCare: WellCare acknowledges and understands that its future cooperation is an important factor in the decision of the Offices to enter into this DPA, and WellCare agrees to continue to cooperate fully with the Offices, and with any other government agency designated by the USAO, regarding any issue about which WellCare has knowledge or information with respect to compliance with federal and state health care laws. More specifically, WellCare agrees that, during the term of this DPA, WellCare will: A. Consent to any order sought by the USAO permitting disclosure to the Civil Division of the United States DOJ of materials relating to compliance with federal health care laws that constitute "matters before the grand jury" within the meaning of Federal Rule of Criminal Procedure 6(e) (with protection for any trade secrets). B. Take reasonable steps to make available current WellCare officers and employees to provide information and/or testimony at reasonable times as requested by the Offices, with respect to matters that have been the subject of the Offices' investigation leading to this DPA. WellCare will not be required to request that these individuals forgo seeking the advice of an attorney or act contrary to that advice. C. Disclose all non-privileged information about which the Offices may inquire with respect to matters that have been the subject of the Offices's investigation leading to this DPA. D. Provide prompt, complete and truthful testimony, certifications, and/or other non-privileged information, as required by the Offices, necessary to identify or establish the location, authenticity or evidentiary foundation to admit into evidence documents in a criminal or other proceeding relating to matters that have been the subject of the Offices' investigation leading to this DPA.  16. Breach of Agreement: A. Should WellCare commit a health care offense in violation of federal and/or state criminal law subsequent to the effective date of this DPA, WeIlCare will immediately and without notice be subject to federal and/or state prosecution, and WellCare will be in material breach of the DPA. B. Otherwise, should the USAO determine that WellCare has knowingly and willfully breached a material provision of this DPA, the USAO will provide WellCare with written notice of the alleged breach. WellCare will have 30 days following receipt of such notice, or such longer period as the parties may agree, to demonstrate that no breach occurred, that the breach was not material, or that the breach was not knowingly and willfully committed. C. If the USAO, in its sole discretion, determines: (i) That WellCare has materially breached this DPA in the manner described above in paragraph A of this section, or (ii) That WellCare has knowingly and willfully breached a material provision of this DPA in the manner described above in paragraph B of this section after WellCare has had the opportunity to demonstrate that no breach occurred, that the breach was not material, or that the breach was not knowingly and willfully committed, then the USAO may proceed with the prosecution of WellCare through the filed Information or otherwise, as determined solely by the USAO. Further, the USAO may utilize the Statement of Facts, referred to above in paragraph 5, in any such prosecution. Should there be a prosecution in accordance with this Agreement, WellCare agrees that upon such prosecution: (1) WellCare, through its attorneys, agents, officers, directors, trustees, employees, or any other person or vehicle, will not refute in any way or manner, directly or indirectly, any of the assertions contained within the Statement of Facts; (2) WellCare and its counsel will stipulate that the Statement of Facts is admissible in any such prosecution as evidence against WellCare pursuant to Federal Rule of Evidence 801(d)(2)(A),(B),(C), and (D); (3) WellCare and its counsel will stipulate that the Statement of Facts is true and correct and that the Statement of Facts may be read to the jury or other fact-finder in whole or in part, as elected by the USAO, as a stipulation to which the parties have agreed; and (4) the admissibility of the Statement of Facts is not barred or prohibited in any way or manner by the Federal Rules of Evidence, specifically including Federal Rule of Evidence 410, by the Federal Rules of Criminal Procedure, specifically including Rule 11, or by any other means. Nothing in this paragraph shall be construed as an acknowledgment that this Agreement and/or the Statement of Facts are admissible or may be used in any proceeding other than a proceeding brought by the Offices following a breach as described in this paragraph 16. D. Regardless of whether the USAO pursues criminal charges against WellCare upon any breach of the DPA, any monies paid to the USAO at any time by WellCare will not be returned to WellCare and WellCare will make no claim upon such monies.

E. All parties agree and acknowledge that, except in the case of a material breach of this DPA, all investigations of WellCare relating to the filed Information, and to all other matters that have been investigated by the USAO prior to the date of this DPA, will not be pursued further as to WellCare by the USAO Criminal Division nor by that component of the Florida Attorney General's Medicaid Fraud Control Unit responsible for investigating and prosecuting violations of Florida criminal law,[5] but will continue as to any and all individuals bearing responsibility for any violations of federal and/or state health care laws. Nothing in this paragraph is to be read or construed as stating, suggesting, or implying that this DPA in any way limits the ongoing investigations being conducted by the Offices' Civil Divisions and/or components, the Civil Division of the DOJ, or any other federal or state office, agency, or department.

17. Tolling Agreement. Waivers and Limitations:

WellCare expressly waives all rights to a speedy trial pursuant to the Sixth Amendment of the United States Constitution, Title 18, United States Code, Section 3161, Federal Rule of Criminal Procedure 48(b), and any applicable Rules of The District Court of The United States For The Middle District of Florida, and pursuant to Rule 3.191, FLA. R. CRIM. P., for the period that this DPA is in effect for any prosecution of WellCare.

The parties agree that any statutes of limitations applicable to the Offices' investigation leading to this Agreement shall be tolled as of the Effective Date of this Agreement, and that WellCare hereby waives any and all rights to claim the period between the Effective Date of this Agreement and any prosecution brought by the USAO pursuant to paragraph 16 of this Agreement, as a bar to prosecution, in any claim that the statute of limitations has expired for offenses charged against WellCare related to the subject matter of the investigation giving rise to this Agreement. The subjects covered by the tolling of the applicable statutes of limitations include any and all alleged violations of any Title of the United States Code, specifically including any and all alleged violations of Title 18 involving WellCare that are within the scope of said investigation.

This waiver is knowing and voluntary and in express reliance on the advice of counsel. Any such waiver shall terminate upon final expiration of this DPA.

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[5] The matters that have been the subject of the Offices' investigation are specifically identified in a letter between the Offices and WellCare, dated May 5, 2009.

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18.  No Sale or Transfer of WellCare Prior to Full Satisfaction of the Financial Component: Prior to full satisfaction of the Financial Component of this Agreement as described in paragraph 6 above, WellCare agrees that it will not sell all or substantially all of WelICare's business operations as they exist as of the Effective Date of this Agreement to a single purchaser or group of affiliated purchasers during the term of this Agreement, or merge with a third party in a transaction in which WellCare is not the surviving entity, without the express written permission of the Offices. 19.  Transferability of DPA: Absent the express written consent of the Offices to conduct itself otherwise, WellCare agrees that if, after the Effective Date of this Agreement, WellCare sells all or substantially all of WellCare's business operations as they exist as of the Effective Date of this Agreement to a single purchaser or group of affiliated purchasers during the term of this Agreement, or merges with a third party in a transaction in which WellCare is not the surviving entity, WeIlCare shall include in any contract for such sale or merger a provision binding the purchaser, successor, or surviving entity to the obligations contained in this Agreement. 20.  Other Proceedings: A. WellCare specifically agrees that this DPA in no way restricts the ability of the USAO or the MFCU-Criminal Component from proceeding against any individual in any capacity. B. WellCare also specifically agrees that this DPA in no way limits or precludes the United States and/or either of the Offices from instituting, maintaining, or intervening in any action or other proceeding to recover any civil or administrative monetary or other remedy or penalty. 21.  Dismissal of Charging Document: The Offices agree that if WellCare has complied with this DPA, within 5 days of the expiration of the DPA, the USAO will seek dismissal with prejudice of the Information filed pursuant to paragraph 4 above. 22.  Expressed Limitation of the Agreement: The agreement between the parties expressed in this DPA in no way limits or waives WellCare's contractual obligations to any federal or state health care agency or program, except as expressly provided herein.

Case 8:09-cr-00203-JDW-EAJ Document 4 Filed 05/05/2009 Page 12 of 17

23. Entire Agreement: This DPA constitutes the full and complete agreement between WellCare and the Offices and supersedes any previous agreement between them. No additional promises, agreements, or conditions have been entered into other than those set forth in this DPA, and none will be entered into unless in writing and signed by the Offices, WellCare counsel, and a duly authorized representative of WellCare. It is understood that the Offices may permit exceptions to or excuse particular requirements set forth in this DPA at the written request of WellCare or the Monitor, but any such permission shall be in writing.

AGREED & ACCEPTED BY:

WELLCARE HEALTH PLANS, INC.

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GREGORY W. KEHOE, ESQ.
Greenberg Traurig, P.A.
Attorney for WellCare Health Plans, Inc.

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THOMAS F. O'NEIL, III
Secretary
WellCare Health Plans, Inc.

UNITED STATES OF AMERICA

A. BRIAN ALBRITTON
United States Attorney
Middle District of Florida

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JAY G. TREZEVANT
Assistant United States Attorney
Middle District of Florida

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ANTHONY E. PORCELLI
Assistant United States Attorney
Middle District of Florida

STATE OF FLORIDA

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SCOTT FARR
Regional Chief
Office of Attorney General

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23. Entire Agreement: This DPA constitutes the full and complete agreement between WellCare and the Offices and supersedes any previous agreement between them. No additional promises, agreements, or conditions have been entered into other than those set forth in this DPA, and none will be entered into unless in writing and signed by the Offices, WellCare counsel, and a duly authorized representative of WellCare. It is understood that the Offices may permit exceptions to or excuse particular requirements set forth in this DPA at the written request of WellCare or the Monitor, but any such permission shall be in writing.

AGREED & ACCEPTED BY:

WELLCARE HEALTH PLANS, INC.

GREGORY W. KEHOE, ESQ.
Greenberg Traurig, P.A.
Attorney for WellCare Health Plans, Inc.

THOMAS F. O'NEIL III
Secretary
WellCare Health Plans, Inc.

UNITED STATES OF AMERICA

A. BRIAN ALBRITTON
United States Attorney
Middle District of Florida

JAY G. TREZEVANT
Assistant United States Attorney
Middle District of Florida

ANTHONY E. PORCELLI
Assistant United States Attorney
Middle District of Florida

STATE OF FLORIDA

SCOTT FARR
Regional Chief
Office of Attorney General

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  DIRECTOR'S CERTIFICATE I have read this agreement and carefully reviewed every part of it with counsel for WeIlCare. I understand the terms of this Deferred Prosecution Agreement and voluntarily agree, on behalf of WeIlCare, to each of the terms. Before signing this Deferred Prosecution Agreement, I consulted with the attorneys for WeIlCare. Counsel fully advised me of WellCare's rights, of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into this Deferred Prosecution Agreement. No promises or inducements have been made other than those contained in this Deferred Prosecution Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Deferred Prosecution Agreement on behalf of WellCare, in any way to enter into this Deferred Prosecution Agreement. I am also satisfied with counsel's representation in this matter. I certify that I am a director of WeIlCare, and that I have been duly authorized by the Board of Directors of WeIlCare to execute this certificate on behalf of WellCare.

/s/ Charles G. Berg

CHARLES G. BERG Executive Chairman of the Board of Directors WeIlCare Health Plans, Inc.

CERTIFICATE OF COUNSEL I am counsel for WellCare. In connection with such representation, I have examined relevant WellCare documents, and have discussed this Deferred Prosecution Agreement with the authorized representative of WellCare. Based on my review of the foregoing materials and discussions, I am of the opinion that: 1.  The undersigned counsel is duly authorized to enter into this Deferred Prosecution Agreement on behalf of WellCare; and 2.  This Deferred Prosecution Agreement has been duly and validly authorized, executed and delivered on behalf of WellCare, and is a valid and binding obligation of WellCare. Further, I have carefully reviewed every part of this Deferred Prosecution Agreement with the Directors of WellCare. I have fully advised these Directors of WellCare's rights, of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into this Agreement. To my knowledge, WellCare's decision to enter Into this Agreement is an informed and voluntary one.

/s/ Gregory W. Kehoe

GREGORY W. KEHOE, ESQ. Greenberg Traurig, P.A. Attorney for WellCare Health Plans, Inc.

SECRETARY'S CERTIFICATION I, THOMAS F. O'NEIL Ill, the duly elected Secretary of WeIlCare, a corporation duly organized under the laws of the State of Florida, hereby certify that the following is a true and exact copy of a resolution approved by the Board of Directors of WeIlCare following a meeting of the Board; WHEREAS, WeIlCare has been engaged in discussions with the USAO-MDFL in connection with an investigation being conducted by the USAO-MDFL; WHEREAS, the Board of Directors of WeIlCare consents to resolution of these discussions on behalf of WeIlCare by entering into this Deferred Prosecution Agreement that the Board of Directors has reviewed with outside counsel representing WeIlCare; NOW THEREFORE, BE IT RESOLVED that outside counsel representing WeIlCare from Greenberg Traurig, P.A. be, and they hereby are authorized to execute the Deferred Prosecution Agreement on behalf of WeIlCare substantially in the same form as reviewed by the Board of Directors during a meeting of the Board, and that a Director of WeIlCare is authorized to execute the Director's Certificate for the Deferred Prosecution Agreement. IN WITNESS WHEREOF, I have her unto signed my name as Secretary and affixed the Seal of said Corporation this 4th day of May, 2009.

/s/ Thomas F. O’Neil III

THOMAS F. O’NEIL III Secretary WellCare Health Plans, Inc.

CERTIFIED COPY OF RESOLUTION Upon motion duly made, seconded, and carried by the affirmative vote of all the Directors present, with one abstaining, the following resolutions were adopted: WHEREAS, WellCare has been engaged in discussions with the United States Attorney's Office for the Middle District of Florida ("USAO-MDFL") in connection with an investigation being conducted by the USAO-MDFL; WHEREAS, the Board of WellCare consents to resolution of these discussions by entering into a deferred prosecution agreement that the WellCare Board of Directors has reviewed with outside counsel representing WellCare; NOW THEREFORE, BE IT RESOLVED that outside counsel representing WellCare from Greenberg Traurig, P.A., be, and they hereby are, authorized to execute the Deferred Prosecution Agreement on behalf of WellCare substantially in the same form as reviewed by the WellCare Board of Directors during a meeting of the Board, and that a Director of WellCare is authorized to execute the Director's Certificate for the Deferred Prosecution Agreement.

Statement of Facts

UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA TAMPA DIVISION UNITED STATES OF AMERICA v. CASE NO. 8:09-cr WELLCARE HEALTH PLANS, INC. STATEMENT OF FACTS 1. Beginning in or about mid-2002, and continuing through at least October 2007, within the Middle District of Florida, and elsewhere, WELLCARE HEALTH PLANS, INC. (formerly doing business as Wellcare Holdings, LLC, and also known as WCG Health Management, Inc., referred to herein as "WELLCARE"), acting through its former officers and employees, knowingly and willfully conspired, confederated and agreed with others to execute and attempt to execute a scheme and artifice to defraud two health care benefit programs: the Florida Medicaid program and the Florida Healthy Kids Corporation ("FHKC") program. Additionally, WELLCARE knowingly and willfully conspired, confederated and agreed with others to defraud the Florida Medicaid program of approximately $33,649,553 and the FHKC program of approximately $6,395,500 by means of materially false pretenses, representations, and promises in connection with the delivery of and payment for health care benefits, items, and services.

The Florida Medicaid Program  2. The Medicaid program, as established by Title XIX of the Social Security Act and Title 42 of the Code of Federal Regulations, authorized Federal grants to States for medical assistance to low-income persons who are blind, disabled, or members of families with dependent children or qualified pregnant women or children (herein referred to as "Medicaid beneficiaries" or "Medicaid recipients"). The Centers for Medicare and Medicaid Services ("CMS"), previously known as the Health Care Finance Administration ("HCFA"), was an agency of the United States Department of Health and Human Services ("HHS"), and was the federal governmental body responsible for the administration of the Medicaid program. CMS, in turn, authorized each state to establish a state agency to oversee the Medicaid program.  3. The Florida Medicaid program was authorized by Chapter 409, Florida Statutes, and Chapter 59G, Florida Administrative Code. Florida further established the Agency for Health Care Administration ("AHCA") as the single state agency authorized to administer the Florida Medicaid program.  4. States electing to participate in the Medicaid program had to comply with the requirements imposed by the Social Security Act and regulations of the Secretary of HHS. 5. The federal government reimbursed states for a portion of the states' Medicaid expenditures based on a formula tied to the per capita income in each state. The federal share of Medicaid expenditures (otherwise referred to as "federal financial participation" or "FFP") varied from a minimum of 50% to as much as 83% of a state's total Medicaid expenditures. The federal government's "financial participation" in the

Florida Medicaid program equaled approximately 59% of Florida's total Medicaid expenditures.  6. The Florida Medicaid program reimbursed health care practitioners, healthcare facilities, or health care plans that met the conditions of participation and eligibility requirements and that were enrolled in Medicaid for rendering Medicaid-covered services to Medicaid beneficiaries.  7. "Capitation reimbursement" was one of several ways that the Florida Medicaid program reimbursed health care providers, including health maintenance organizations ("HMOs") such as WELLCARE. "Capitation reimbursement" was a form of payment where HMOs and other providers were paid a fixed amount each month for each beneficiary or member (per capita) enrolled to receive services from that HMO or provider.  8. Florida sought to provide certain behavioral health care services to the Florida Medicaid program beneficiaries, and in 2002 enacted Florida Statute 409.912(4)(b), which provided, in pertinent part:  To ensure unimpaired access to behavioral health care services by Medicaid recipients, all contracts issued pursuant to this paragraph shall require 80 percent of the capitation paid to the managed care plan, including health maintenance organizations, to be expended for the provision of behavioral health care services. In the event the managed care plan expends less than 80 percent of the capitation paid pursuant to this paragraph for the provision of behavioral health care services, the difference shall be returned to the agency.  Beginning in or about mid-2002, AHCA began covering certain behavioral health care services, and it provided these services through contracts with HMOs, such as

WELLCARE, which included provisions for the new services to be delivered to the Florida Medicaid program beneficiaries and reimbursed through a capitated payment arrangement.  The Florida Healthy Kids Corporation Program  9. The FHKC program contracted with licensed managed care organizations and health insurance entities to extend affordable, accessible, quality health care to the qualifying population of uninsured children in families with incomes too high to qualify for the Florida Medicaid program, but too low to afford private health insurance.  10. Title XXI of the Social Security Act and Title 42 of the Code of Federal Regulations authorized the creation of the FHKC program, and Florida created FHKC as a not-for-profit corporation pursuant to Section 624.91, Florida Statutes. FHKC was funded through a combination of state and federal funds under the State Children's Health Insurance Program as described in Title XXI of the Social Security Act.  WELLCARE's "80/20" Contracts with AHCA  11. WELLCARE, a Delaware entity, acted through its subsidiaries to provide managed health care services primarily for government-sponsored health care programs such as Medicaid and Medicare. Among other business activities, WELLCARE provided Medicaid services in a number of states, including Florida. The Medicaid program for each state paid WELLCARE for the managed care services provided to Medicaid beneficiaries residing in that state.  12. WELLCARE was one of the largest providers of managed care services in Florida, and it enrolled Medicaid patients into one of its two plans: Wellcare of Florida,

Inc. (formerly known as Well Care HMO, Inc., and doing business as StayWell Health Plan of Florida, referred to herein as "STAYWELL") and Healthease of Florida, Inc. ("HEALTHEASE"). Both STAYWELL and HEALTHEASE were wholly-owned subsidiaries of WELLCARE and legal entities created under Florida law. As noted above, AHCA was the agency charged with administering the Florida Medicaid program.  13. To govern aspects of the provision of additional Florida Medicaid program services, that is, certain behavioral health care services, to Florida Medicaid beneficiaries, Florida Statute 409.912(4)(b) was enacted, effective June 7, 2002, which read, in pertinent part:  To ensure unimpaired access to behavioral health care services by Medicaid recipients, all contracts issued pursuant to this paragraph shall require 80 percent of the capitation paid to the managed care plan, including health maintenance organizations, to be expended for the provision of behavioral health care services. In the event the managed care plan expends less than 80 percent of the capitation paid pursuant to this paragraph for the provision of behavioral health care services, the difference shall be returned to the agency.  14. Thus, beginning in or about mid-2002, AHCA began covering the behavioral health care services, via contracts which included provisions for the new services to be delivered to Florida Medicaid beneficiaries through a capitated arrangement. WELLCARE, through its STAYWELL and HEALTHEASE plans, contracted with AHCA to provide a variety of services to Florida Medicaid beneficiaries, including community behavioral health services (also sometimes referred to as "mental health services"). The contracts between AHCA and STAYWELL and HEALTH EASE provided that STAYWELL and HEALTH EASE were paid on a flat or "capitated" rate for each beneficiary or member enrolled in one of the two health plans. The capitated rate varied depending on age, sex, geographic location, and other factors. Per the relevant AHCA contracts' provisions relating to community behavioral health services and in  accordance with Florida law, STAYWELL and HEALTHEASE were allowed to retain 20% of the related premiums received from AHCA to cover their administrative expenses and overhead. As to the remaining 80% of the premiums received from AHCA, both the contracts and Florida law required that any funds not expended by STAYWELL or HEALTHEASE or paid directly or indirectly to community behavioral health services providers solely for the provision of those services had to be returned to the state (these AHCA contracts which included such 80/20 provisions are referred to herein as "80/20 contracts").  15. The AHCA 80/20 contracts included language identical, or substantially similar, to the following:  Community Behavioral Health Services Annual 80/20 Expenditure Report.  1. By April 1 of each year, Health Plans shall provide a breakdown of expenditures related to the provision of community behavioral health services, using the spreadsheet template provided by the Agency (see Section XII, Reporting Requirements). In accordance with Section 409.912, F.S., eighty percent (80%) of the Capitation Rate paid to the Health Plan by the Agency shall be expended for the provision of community behavioral health services. In the event the Health Plan expends less than eighty percent (80%) of the Capitation Rate, the Health Plan shall return the difference to the Agency no later than May 1 of each year.

a. For reporting purposes in accordance with this Section, 'community behavioral health services' are defined as those services that the Health Plan is required to provide as listed in the Community Mental Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations handbook.  b. For reporting purposes in accordance with the Section 'expended' means the total amount, in dollars, paid directly or indirectly to community behavioral health services providers solely for the provision of community behavioral health services, not including  administrative expenses or overhead of the plan. If the report indicates that a portion of the capitation payment is to be returned to the Agency, the Health Plan shall submit a check for that amount with the Behavioral Health Services Annual 80/20 Expenditure Report that the Health Plan provides to the Agency."  16. To facilitate the required reporting of expenditures relating to the provision of the community behavioral health care services, AHCA provided each participating health plan in Florida, including STAYWELL and HEALTHEASE, with a worksheet titled "Financial Worksheet For Behavioral Healthcare," or other similar title (such worksheet is referred to herein as "AHCA Behavioral Healthcare Worksheet"), that was organized in a manner to calculate and present to AHCA the amount of refund, if any, due AHCA under the relevant 80/20 contracts.  17. The AHCA Behavioral Healthcare Worksheet required, in part, each participating health plan, including STAYWELL and HEALTHEASE, to provide AHCA with the plan's true and correct expenditure information relating to the plan's provision of behavioral health care services. "Behavioral health care services" was defined as those services that the plan was required to provide per the Community Mental Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations handbook.  WELLCARE's FHKC Program Contracts  18. Florida Statute 624.91(10) authorized the FHKC to:  [c]ontract with authorized insurers or any provider of health care services, meeting standards established by the [FHKC], for the provision of comprehensive insurance coverage to participants. Such standards shall include criteria under which the [FHKC] may contract with more than one provider of health care services in program sites. Health plans shall be selected through a competitive bid process. The [FHKC] shall purchase goods and services in the most cost-effective manner consistent with the delivery of quality medical care. The maximum administrative cost for a [FHKC] contract shall be 15 percent. For health care contracts, the minimum medical loss ratio for a [FHKC] contract shall be 85 percent.  19. Since in or about October 2003, WELLCARE, through its STAYWELL and HEALTHEASE plans, contracted with the FHKC to provide insurance coverage to FHKC participants.  20.  In accordance with Florida Statute 624.91(10), the relevant contracts between the FHKC and the WELLCARE entities STAYWELL and HEALTHEASE included a provision that established a medical loss ratio ("MLR") of 85% which required STAYWELL and HEALTHEASE to return to the FHKC one-half of the difference between the 85% MLR and the actual loss ratio experienced by STAYWELL and HEALTHEASE in providing the covered services. For example, the contract between the FHKC and the WELLCARE entities STAYWELL and HEALTH EASE for the period beginning in October, 2005, read, in pertinent part:  In the event that the medical loss ratio for this Agreement is better than eighty-five percent (85%) in the aggregate for both [STAYWELL] and HEALTHEASE calculated in the same manner as the premium development and allocation methodology utilized in the [WELLCARE's] original rate proposal in its response to the RFP, [WELLCARE] shall share equally with [FHKC] the dollar differnce between the actual loss ratio for said period and the predicted eighty-five percent (85%).  [WELLCARE] shall provide annually [FHKC] with a written copy of its findings each year during the term of this Agreement by February 1st. If any payments are due under this provision, [WELLCARE] shall forward such payment with its written notification. [WELLCARE] may be subject to audit or verification [FHKC] or its designated agents.  The Conspiracy  21. WELLCARE, through its former officers and employees, conspired to defraud the Florida Medicaid program and the FHKC program. It was part of the conspiracy that:  (a) to fraudulently reduce WELLCARE's contractual payback obligations to AHCA under the 80/20 contracts and to the FHKC program, under its relevant contracts, and thereby correspondingly benefit WELLCARE through an increase in profits, WELLCARE, acting through its former officers and employees, would and did falsely and fraudulently inflate medical expenditure information reported to AHCA and to the FHKC program concerning WELLCARE's STAYWELL and HEALTH EASE plans through various acts and strategies including, but not limited to:

i. falsely and fraudulently including expenses in the relevant AHCA Behavioral Healthcare Worksheets for WELLCARE plans STAYWELL and HEALTHEASE that were not expenses incurred by the plans in providing the required community behavioral health services as defined and listed in the Community Mental Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations handbook;  ii. falsely and fraudulently including expenses in calculating the actual loss ratio reported by STAYWELL and HEALTHEASE to the FHKC program;  iii. using a wholly-owned entity named Harmony Behavioral Health, Inc. (formerly known as Wellcare Behavioral Health, Inc.), to conceal and falsely and fraudulently inflate the STAYWELL and HEALTH EASE plans' true and actual expenses incurred in providing the required certain medical services to Florida Medicaid and FHKC program recipients; and  iv. submitting false and fraudulent AHCA Behavioral Healthcare Worksheets to AHCA.  (b) to conceal WELLCARE's false and fraudulent reporting of expenditure information to AHCA, WELLCARE, through its former officers and employees, acting within the scope of their duties and authorities, would and did falsely and fraudulently provide certified Medicaid behavioral health encounter data to AHCA. Generally, "behavioral health encounter data" referred to the actual cost or expense of providing a particular behavioral health service; or in other words, "behavioral health encounter data" is the relevant data that details what specific services were performed and how much each service cost.

(c) WELLCARE's former officers and employees, acting within the scope of their duties and authorities, would and did engage in meetings and other conduct in a concerted and organized effort to conceal and cover-up the false and fraudulent nature of WELLCARE's various expenditure information and encounter data submissions to AHCA.  A. BRIAN ALBRITTON United States Attorney  By:   [SIGNATURE] Jay G. Trezevant  Assistant United States Attorney  [SIGNATURE] Anthony E. Porcelli  Assistant United States Attorney  [SIGNATURE] Robert T. Monk  Deputy Chief, Economic Crimes Section Assistant United States Attorney

AO 455 (Rev. 5/85) Waiver of Indictment

UNITED STATES DISTRICT COURT
FOR THE
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

UNITED STATES OF AMERICA

WAIVER OF INDICTMENT

v.

Criminal No. 8:09-cr-

WELLCARE HEALTH PLANS, INC.

I, Thomas F. O'Neil III, duly elected Secretary and authorized representative of WellCare Health Plans Inc. ("WELLCARE"), on behalf of the above named defendant, who is accused of participating in a health care fraud conspiracy, in violation of 18 U.S.C. § 1349, being advised of the nature of the charge, the proposed Information, and of WELLCARE's rights, hereby waive prosecution of WELLCARE by Indictment and consent that the proceeding may be by Information rather than by Indictment. Pursuant to Fed. R. Crim. P. 7(b), I will confirm this waiver in open court at arraignment or other hearing.

WELLCARE HEALTH PLANS, INC.
(by and through its duly authorized representative)
Defendant

for GREGORY W. KEHOE, ESQ.
Greenberg Traurig, P.A.
Counsel for WellCare Health Plans, Inc.

Before ______________________________
Judicial Officer

[FILED STAMP] UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA TAMPA DIVISION CASE NO. 8:09-cr-00203-T.27EAS 18 U.S.C. § 1349 18 U.S.C. § 1347 18 U.S.C. § 982(a)(7)  UNITED STATES OF AMERICA v. WELLCARE HEALTH PLANS, INC.  INFORMATION The United States Attorney charges: COUNT ONE

(Conspiracy - 18 U.S.C. § 1349) A. The Conspiracy 1. Beginning in or about mid-2002, and continuing through at least October 2007, within the Middle District of Florida, and elsewhere, WELLCARE HEALTH PLANS, INC. (formerly doing business as Wellcare Holdings, LLC, and also known as WCG Health Management, Inc., referred to herein as "WELLCARE"), defendant herein, acting through its former officers and employees, knowingly and willfully did combine, conspire, confederate and agree with others to execute and attempt to execute a scheme and artifice to defraud a health care benefit program, that is, the Florida Medicaid program and the Florida Healthy Kids Corporation ("FHKC") program, and to obtain, by means of materialiy false pretenses, representations, and promises, money and property owned by, and under the control of, a health care benefit program, that is, the Florida Medicaid program (for an amount of approximately $33,649,553) and the

 FHKC program (for an amount of approximately $6,395,500), in connection with the delivery of and payment for health care benefits, items, and services, in violation of Title 18, United States Code, Section 1347. B. Relevant Background The Florida Medicaid Program 2. The Medicaid program, as established by Title XIX of the Social Security Act and Title 42 of the Code of Federal Regulations, authorized Federal grants to States for medical assistance to low-income persons who are blind, disabled, or members of families with dependent children or qualified pregnant women or children (herein referred to as “Medicaid beneficiaries” or “Medicaid recipients”). The Centers for Medicare and Medicaid Services (“CMS”), previously known as the Health Care Finance Administration (“HCFA”), was an agency of the United States Department of Health and Human Services (“HHS”), and was the federal governmental body responsible for the administration of the Medicaid program. CMS, in turn, authorized each state to establish a state agency to oversee the Medicaid program. 3. The Florida Medicaid program was authorized by Chapter 409, Florida Statutes, and Chapter 59G, Florida Administrative Code. Florida further established the Agency for Health Care Administration (“AHCA”) as the single state agency authorized to administer the Florida Medicaid program. 4. It was necessary for the states electing to participate in the Medicaid program to comply with the requirements imposed by the Social Security Act and regulations of the Secretary of HHS.

 5. The federal government reimbursed the states for a portion of the states’ Medicaid expenditures based on a formula tied to the per capita income in each state. The federal share of Medicaid expenditures (otherwise referred to as “federal financial participation” or “FFP”) varied from a minimum of 50% to as much as 83% of a state’s total Medicaid expenditures. In Florida, the FFP equaled approximately 59% of the state’s total Medicaid expenditures. 6. Certain health care practitioners, healthcare facilities, or health care plans that met the conditions of participation and eligibility requirements and that were enrolled in Medicaid could provide, and be reimbursed for rendering, Medicaid-covered services to Medicaid beneficiaries. 7. There were several ways in which reimbursement was made to health care providers, of which capitation reimbursement was one. Capitation reimbursement applied to health maintenance organizations (“HMOs”) and certain other providers. Said HMOs and providers were paid a fixed amount each month for each beneficiary or member (per capita) enrolled to receive services from that HMO or provider. The Florida Healthy Kids Corporation Program 8. The FHKC was a program authorized by Title XXI of the Social Security Act and Title 42 of the Code of Federal Regulations, and was created as a not-for-profit corporation pursuant to Section 624.91, Florida Statutes. 9. The FHKC contracted with licensed managed care organizations and health insurance entities to extend affordable, accessible, quality health care to the qualifying population of uninsured children in families with incomes too high to qualify for the Florida Medicaid program, but too low to afford private health insurance coverage. 10. The FHKC was funded through a combination of state and federal funds under the State Children’s Health Insurance Program as described in Title XXI of the Social Security Act. WELLCARE’s “80/20” Contracts with AHCA 11. Generally, through its subsidiaries, WELLCARE, a legal entity created under Delaware law, operated as a provider of managed health care services, targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. 12. Among other business activities, WELLCARE provided Medicaid services in a number of states, including Florida. WELLCARE was paid independently by each state’s Medicaid program to provide managed care services to Medicaid beneficiaries residing in that state. 13. WELLCARE was one of the largest providers of managed care services in Florida, where it enrolled Medicaid patients into one of its two plans, Wellcare of Florida, Inc. (formerly known as Well Care HMO, Inc., and doing business as StayWell Health Plan of Florida, referred to herein as “STAYWELL”) and Healthease of Florida, Inc. (“HEALTHEASE”). Both STAYWELL and HEALTHEASE were wholly-owned subsidiaries of WELLCARE and legal entities created under Florida law. 14. To govern aspects of the provision of additional Florida Medicaid program services, that is, certain behavioral health care services, to Florida Medicaid beneficiaries, Florida Statute 409.912(4)(b) was enacted, effective June 7, 2002, which read, in pertinent part:

 To ensure unimpaired access to behavioral health care services by Medicaid recipients, all contracts issued pursuant to this paragraph shall require 80 percent of the capitation paid to the managed care plan, including health maintenance organizations, to be expended for the provision of behavioral health care services. In the event the managed care plan expends less than 80 percent of the capitation paid pursuant to this paragraph for the provision of behavioral health care services, the difference shall be returned to the agency. 15. Thus, beginning in or about mid-2002, AHCA began covering the additional program services, that is, said certain behavioral health care services, via contracts which included provisions for the new services to be delivered to Florida Medicaid beneficiaries through a capitated arrangement. 16. Thereafter, since in or about mid-2002, through its STAYWELL and HEALTHEASE plans, WELLCARE contracted with AHCA to provide a variety of services to Florida Medicaid beneficiaries, including community behavioral health services (also sometimes referred to as “mental health services”). 17. Per the relevant contracts between AHCA and STAYWELL and HEALTHEASE, the WELLCARE entities STAYWELL and HEALTHEASE were paid on a flat or “capitated” rate for each beneficiary or member enrolled in one of the two health plans. The capitated rate varied depending on age, sex, geographic location, and other factors. 18. Also per the relevant AHCA contracts, as said contracts related to providing said community behavioral health services in accordance with Florida law, STAYWELL and HEALTHEASE were allowed to retain 20% of the related premiums received from AHCA to cover the entities’ administrative expenses and overhead. As to the remaining 80%, said AHCA contracts and Florida law required that any funds not expended or paid directly or indirectly to community behavioral health services providers solely for the provision of the services had to be returned to the state (AHCA contracts including such 80/20 provisions are referred to herein as “80/20 contracts”). 19. The AHCA 80/20 contracts therefore included language identical, or substantially similar, to the following: Community Behavioral Health Services Annual 80/20 Expenditure Report. 1. By April 1 of each year, Health Plans shall provide a breakdown of expenditures related to the provision of community behavioral health services, using the spreadsheet template provided by the Agency (see Section XII, Reporting Requirements). In accordance with Section 409.912, F.S., eighty percent (80%) of the Capitation Rate paid to the Health Plan by the Agency shall be expended for the provision of community behavioral health services. In the event the Health Plan expends less than eighty percent (80%) of the Capitation Rate, the Health Plan shall return the difference to the Agency no later than May 1 of each year. a. For reporting purposes in accordance with this Section, ‘community behavioral health services’ are defined as those services that the Health Plan is required to provide as listed in the Community Mental Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations handbook. b. For reporting purposes in accordance with the Section ‘expended’ means the total amount, in dollars, paid directly or indirectly to community behavioral health services providers solely for the provision of community behavioral health services, not including administrative expenses or overhead of the plan. If the report indicates that a portion of the capitation payment is to be returned to the Agency, the Health Plan shall submit a check for that amount with the Behavioral Health Services Annual 80/20 Expenditure Report that the Health Plan provides to the Agency.” 20. To facilitate the required reporting of expenditures relating to the provision of said community behavioral health care services, AHCA provided each participating health plan in Florida, including STAYWELL and HEALTHEASE, with a worksheet titled Financial Worksheet For Behavioral Healthcare, or other similar title (such worksheet is referred to herein as “AHCA Behavioral Healthcare Worksheet”), that was organized in a manner to calculate and present to AHCA the amount of refund, if any, due AHCA under the relevant 80/20 contracts. 21. Said AHCA Behavioral Healthcare Worksheet required, in part, each participating health plan, including STAYWELL and HEALTH EASE, to provide AHCA with the plan’s true and correct expenditure information relating to the plan’s provision of behavioral health care services, defined as those services that the plan was required to provide per the Community Mental Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations handbook.

 WELLCARE’s FHKC Program Contracts 22. To govern certain aspects of the FHKC, Florida Statute 624.91(10) was enacted which, in pertinent part, authorized the FHKC to: [c]ontract with authorized insurers or any provider of health care services, meeting standards established by the [FHKC], for the provision of comprehensive insurance coverage to participants. Such standards shall include criteria under which the [FHKC] may contract with more than one provider of health care services in program sites. Health plans shall be selected through a competitive bid process. The [FHKC] shall purchase goods and services in the most cost-effective manner consistent with the delivery of quality medical care. The maximum administrative cost for a [FHKC] contract shall be 15 percent. For health care contracts, the minimum medical loss ratio for a [FHKC] contract shall be 85 percent. 23. Since in or about October, 2003, through its STAYWELL and HEALTHEASE plans, WELLCARE contracted with the FHKC to provide insurance coverage to FHKC participants. 24. In accordance with Florida Statute 624.91(10), the relevant contracts between the FHKC and the WELLCARE entities STAYWELL and HEALTHEASE included a provision that established a medical loss ratio (“MLR”) of 85% which required STAYWELL and HEALTHEASE to return to the FHKC one-half of the difference between the 85% MLR and the actual loss ratio experienced by STAYWELL and HEALTH EASE in providing the covered services. For example, the contract between the FHKC and the WELLCARE entities STAYWELL and HEALTHEASE for the period beginning in October, 2005, read, in pertinent part: In the event that the medical loss ratio for this Agreement is better than eighty-five percent (85%) in the aggregate for both [STAYWELL] and HEALTHEASE calculated in the same manner as the premium development and allocation methodology utilized in the [WELLCARE’s] original rate proposal in its response to the RFP, [WELLCARE] shall share equally with [FHKC] the dollar differnce between the actual loss ratio for said period and the predicted eighty-five percent (85%). [WELLCARE] shall provide annually [FHKC] with a written copy of its findings each year during the term of this Agreement by February 1st. If any payments are due under this provision, [WELLCARE] shall forward such payment with its written notification. [WELLCARE] may be subject to audit or verification [FHKC] or its designated agents. C. The Manner and Means of the Conspiracy 25. The manner and means by which the conspirators sought to accomplish the objects of the conspiracy included, among others, the following: (a) It was part of the conspiracy that, to fraudulently reduce WELLCARE’s contractual payback obligations to AHCA under the 80/20 contracts and to the FHKC, under its relevant contracts, and thereby correspondingly benefit WELLCARE through an increase in profits, WELLCARE, acting through its former officers and employees, would and did falsely and fraudulently inflate medical expenditure information reported to AHCA and to the FHKC by WELLCARE concerning its STAYWELL and HEALTHEASE plans through various acts and strategies including, but not limited to: i. falsely and fraudulently including expenses in the relevant AHCA Behavioral Healthcare Worksheets for WELLCARE plans STAYWELL and HEALTHEASE that were not expenses incurred by the plans in providing the required community behavioral health services as defined and listed in the Community Mental Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations handbook;

 ii. falsely and fraudulently including expenses in calculating the actual loss ratio reported by WELLCARE plans STAYWELL and HEALTHEASE to the FHKC; iii. using a wholly-owned entity named Harmony Behavioral Health, Inc. (formerly known as Wellcare Behavioral Health, Inc.), to conceal and falsely and fraudulently inflate the STAYWELL and HEALTHEASE plans’ true and actual expenses incurred in providing the required certain medical services to Florida Medicaid and FHKC program recipients; and iv. submitting false and fraudulent AHCA Behavioral Healthcare Worksheets to AHCA. (b) It was further a part of the conspiracy that, to conceal WELLCARE’s false and fraudulent reporting of expenditure information to AHCA, WELLCARE, through its former officers and employees, acting within the scope of their duties and authorities, would and did falsely and fraudulently provide certified Medicaid behavioral health encounter data to AHCA. (c) It was further a part of the conspiracy that WELLCARE’s former officers and employees, acting within the scope of their duties and authorities, would and did engage in meetings and other conduct in a concerted and organized effort to conceal and cover-up the false and fraudulent nature of WELLCARE’s various expenditure information and encounter data submissions to AHCA. All in violation of Title 18, United States Code, Section 1349.

 FORFEITURES 1. The allegations contained in Count One of this Information are hereby realleged and incorporated by reference for the purpose of alleging forfeitures pursuant to the provision of Title 18, United States Code, Section 982(a)(7). 2. From WELLCARE’s engagement in the conspiracy charged in Count One to violate Title 18, United States Code, Section 1347, relating to a health care benefit program, all in violation of Title 18, United States Code, Section 1349, defendant, WELLCARE, shall forfeit to the United States of America, pursuant to Title 18, United States Code, Section 982(a)(7), any and all right, title, and interest he may have in any property, real or personal, that constitutes or is derived, directly or indirectly, from gross proceeds traceable to the commission of the offense, including but not limited to, a sum of money equal to the amount of proceeds obtained as a result of such offense. 3. If any of the property described above, as a result of any act or omission of the defendant: a. cannot be located upon the exercise of due diligence; b. has been transferred or sold to, or deposited with, a third party; c. has been placed beyond the jurisdiction of the court; d. has been substantially diminished in value; or e. has been commingled with other property which cannot be divided without difficulty, the United States of America shall be entitled to forfeiture of substitute property under the provisions of Title 21, United States Code, Section 853(p), as incorporated by Title 18, United States Code, Section 982(b)(1). A. BRIAN ALBRITTON United States Attorney By: [SIGNATURE] Jay G. Trezevant Assistant United States Attorney [SIGNATURE] Anthony E. Porcelli Assistant United States Attorney [SIGNATURE] Robert T. Monk Deputy Chief, Economic Crimes Section Assistant United States Attorney

AO 257 (Rev. 6/78) PER 18 U.S.C. 3170

DEFENDANT INFORMATION RELATIVE TO A CRIMINAL ACTION - IN U.S. DISTRICT COURT

BY: ☐ COMPLAINT ☒ INFORMATION ☐ INDICTMENT

Name of District Court, and/or Judge/Magistrate Location (City)
MIDDLE DISTRICT OF FLORIDA
TAMPA, FLORIDA

OFFENSE CHARGED

health care fraud conspiracy

☐ Petty
☐ Minor
☐ Misdemeanor
☐ Felony

Place of Offense: Hillsborough

U.S.C. Citation: 18 U.S.C. 1349

Defendant - U.S. vs.

GREGORY WEST

Address

Birth Date (Optional unless a juvenile)

☐ Male ☐ Female ☐ Alien

SSN: FBI No.

PROCEEDING

Name of Complainant Agency, or Person (& Title, if any)

"

☐ person is awaiting trial in another Federal or State Court, give name of court:

☐ this person/proceeding is transferred from another district per FRCrP ☐ 20, ☐ 21 or ☐ 40. Show District:

☐ this is a reprosecution of charges previously dismissed which were dismissed on motion of:
DOCKET NO.
☐ U.S. Att'y ☐ Defense

☐ this prosecution relates to a pending case involving this same defendant

☐ prior proceedings or appearance(s) before U.S. Magistrate regarding this defendant were recorded under ▸ MAGISTRATE CASE NO.

Name and Office of Person Furnishing information on This Form
ROBERT E. O'NEILL ☒ U.S. Att'y ☐ Other U.S. Agency

Name of Asst. U.S. Att'y JAY G. TREZEVANT

DEFENDANT

IS *NOT* IN CUSTODY

1) ☐ Has not been arrested, pending outcome this proceeding
If not detained give date any prior summons } was served on above charges

2) ☐ Is a Fugitive

3) ☐ Is on Bail or Release from (show District)

IS IN CUSTODY

4) ☐ On this charge

5) ☐ On another conviction

6) ☐ Awaiting trial on other charges } ☐ Fed'l ☐ State
If answer to (6) is "Yes", show name of institution:

Has detainer been filed? ☐ Yes ☐ No } If "Yes" give date filed:

DATE OF ARREST ▸ Mo. Day Year

Or... if arresting Agency & Warrant were not Federal

DATE TRANSFERRED TO U.S. CUSTODY ▸ Mo. Day Year

☐ This report amends AO 257 previously submitted

ADDITIONAL INFORMATION OR COMMENTS

METHOD OF SERVICE:

RECOMMENDED BOND:

COURTROOM REQUIREMENTS:

Will there be a defendant or witness in custody? ____Yes ____No

Statutes:
18 U.S.C. 1349

Counts:

Penalty Provisions:

Maximum Penalty:

Dale R. Sisco

☐(AP) Appointed
☐(FD) Federal Public Defender
☐(PS) Pro Se
☐(RE) Retained
☐(TB) To be Appointed
Start Date: ______________

UNITED STATES ATTORNEY'S OFFICE

MIDDLE DISTRICT OF FLORIDA
LIONS - CRIMINAL INDICTMENT/INFORMATION FORM
(Complete separate forms for each defendant)

USAO ID NO.: ____________________ **CASE NO.:** ____________________ **ENTERED IN LIONS:** ____________

NAME OF AUSA AND LEGAL ASSISTANT: ____________________ **UNITED STATES v.** ____________________

DEFENDANT INFORMATION:

Tribe: ☐ Seminole ☐ Miccosukee

Citizenship Status: ☐ (C) U.S. Citizen ☐ (E) Expired Visa/Visa Overstay ☐ (I) Illegal Alien/Undocumented ☐ (V) Valid, Current Visa of Any Kind ☐ (Y) Alien Lawfully in the U.S. ☐ (U) Unknown

Country of Citizenship: ____________________ Estimated Loss: Actual/Intended/Attempted: $____________________

Defendant's Status: ☐ (JT) Juvenile to be Prosecuted as an Adult ☐ (JS) Juvenile Study ☐ (FU) Fugitive

Has defendant committed an offense which involves or implicates or was discovered as a result of the National Instant Check System (Brady)? ☐ Yes ☐ No

DEFENDANT'S INFORMATION FOR HEALTH CARE FRAUD CASES ONLY:

National Provider Identifier (used by HCFA): ____________ Occupation Code: ____________ Description if Code is 999: ____________

Employer Name: ____________________ Employer Type Code: ____________ Description if Code is 999: ____________

Employer Address: ____

CASE INFORMATION: Mandatory: If "036" - must enter job title in Defendant Information

LEAD CHARGE: ________ USC ________ Is this a HIDTA Case? ☐ Yes ☐ No PROGRAM CATEGORY: ________Primary ________Secondary

Is this an OCDETF Case? ☐ Yes ☐ No FCFLM No.: ____________________ (Submit OCDETF Forms to Lead Task Force Attorney)

(Note: If this case is designated "OCDETF," LIONS should reflect a program category "047". (If it does not, inform Docketing so it can be changed. Make sure to indicate FCFLM No. assigned to this case).

CONTROLLED SUBSTANCES: (Enter Actual Quantity Seized and Measure in the Space Provided Next To The Type of Substance) (List More Than One, If Applicable) (If none, enter "0" to indicate type of drug involved.)

MEASURE: (B) Bales (D) Dose Unit (G) Grams (K) Kilos (L) No. of Marijuana Plants (O) Ounces (P) Pounds (T) Tons

TYPE:	TYPE:	TYPE:	TYPE:
_____ (A) Amphetamines	_____ (G) Prescription Drugs	_____ (M) Marijuana	_____ (S) Steroids
_____ (B) Barbiturates	_____ (H) Heroin	_____ (N) Methaqualone	_____ (T) Methamphetamine
_____ (C) Cocaine	_____ (I) Meth Lab	_____ (O) Other	_____ (U) Hallucinogens (Other Than PCP and LSD)
_____ (D) Opium	_____ (J) Ketamine	_____ (P) PCP	_____ (X) Oxycontin
_____ (E) Hashish	_____ (K) Crack Cocaine	_____ (Q) Quaaludes	_____ (Y) Ecstasy/MDMA
_____ (F) Fentanyl	_____ (L) LSD	_____ (R) Precursor	

Grand Jury No. ____________________ Case Weight: ☐ CW 1 - 1 to 9 days ☐ CW 2 - 10 to 19 days ☐ CW 3 - 20 + days

Is there a person who suffered direct physical, emotional or pecuniary harm as a result of the offense? ☐ Yes ☐ No

Victim Federal Program Agency: (Federal Agency Suffering the Loss) ____

RELATED MATTER/CASE INFORMATION: *(Reason Choices: (DE=Defendant) (SI=Same Incident) (OT)=Other [describe])*

Case No. ____________________ USAO No. ____________________ Reason: ____________

Asset Forfeiture Provisions? ☐ Yes ☐ No Project Safe Neighborhood/Tirggerlock Case: ☐ Yes ☐ No Firearm Charge: ____________

Does this require U.S. Attorney approval? ☐ Yes ☐ No If yes, submit prosecution package through chain of command for approval.

NOTE: In multi-defendant cases, defendants who will not be charged should be closed at this time. Attach the appropriate paperwork.

N:_Criminal Cases\W\Wellcare Health Plans, _2006R01452_jgt\f_information_WellCare Health Plans Inc 5-4-09_final.frm
14
Revised 05/03/2007

Memorandum [SEAL] Subject Date United States v. GREGORY WEST USAO No. To From Joyce Fisher JAY G. TREZEVANT Victim Witness Specialist Assistant United States Attorney There is ☐ is not an identifiable person or persons who have suffered direct ☐ physical ☐ emotional, or ☐ pecuniary harm as a result of the commission of the crime in this case. This form is being completed in regard to: ☐ A Complaint ® An Indictment/Information ☐ A Plea Agreement ☐ A Sentencing ☐ A Rule 35 Resentencing Agency: Agent: Telephone: